SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2011

ITEX Corporation
 (Exact Name of Registrant as Specified in its Charter)

Nevada	0-18275	93-0922994
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3326 160th Avenue SE, Suite 100, Bellevue, WA	98008
(Address of principal executive offices)	(Zip code)

Registrant’s telephone, including area code (425) 463-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 28, 2011, ITEX Corporation and U.S. Bank entered into an Amendment to the Revolving Credit Agreement and Note (the “Amendment”), to extend the maturity date of its $3.0 million revolving credit facility to November 30, 2012.  In addition, certain financial covenants were modified to reduce the bank’s tangible net worth requirement from $7.0 to $6.0 million. The line of credit facility was originally established with U.S. Bank on December 2, 2004.  There is no current outstanding balance on the line of credit.  In connection with the Amendment, ITEX paid a $3,750 loan fee.

The foregoing summary of the Amendment is qualified in its entirety by the terms and provisions of the Amendment. A copy of the Amendment is filed as Exhibit 10.1 to this report. The Revolving Credit Agreement was attached as Exhibit 10.1 to our current report on Form 8-K, filed November 12, 2009, and is incorporated by reference.  The Business Security Agreement granting a security interest in specified Collateral (defined in the Security Agreement) to U.S. Bank to secure obligations under the Credit Agreement and Note was attached as Exhibit 10.2 to our current report on Form 8-K, filed July 6, 2005, and is incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure

On December 1, 2011, ITEX Corporation distributed as a press release and posted on its website a letter to stockholders from its Chairman and Chief Executive Officer entitled “Annual Message from the Chairman of ITEX Corporation.”  A copy of the press release is furnished as Exhibit 99.1 to this report.  The attached exhibit is furnished to, but not filed with, the Securities and Exchange Commission.

Item 8.01	Other Events

ITEX Corporation announced that its Board of Directors approved a quarterly cash dividend in the amount of 4 cents per share payable on December 20, 2011, to stockholders of record as of the close of business on December 9, 2011.

On December 1, 2011, ITEX Corporation distributed as a press release a letter to stockholders from its Chairman and Chief Executive Officer entitled “Annual Message from the Chairman of ITEX Corporation,” announcing that its fiscal 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) will be held on May 14, 2012.  The 2011 Annual Meeting will convene later than the anniversary of last year’s meeting so it can be held in conjunction with the opening of the ITEX annual broker convention, which will be held in Seattle the same week in celebration of ITEX’s 30th year anniversary.  The record date for shareholders eligible to vote at the meeting will be March 16, 2012.

Because the date of the 2011 Annual Meeting is more than 30 days after the anniversary of the 2010 Annual Meeting, the Company has set a new deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 (“Rule 14a-8”) under the Securities and Exchange Act of 1934, as amended, for inclusion in the Company’s proxy statement for the 2011 Annual Meeting.  In order to be considered timely, any such proposal must be received by the Corporate Secretary of the Company at 3326 160th Avenue SE, Suite 100, Bellevue, WA 98008 no later than the close of business on March 15, 2012.  Proposals submitted under Rule 14a-8 must also meet the other requirements of Rule 14a-8 or otherwise may be omitted.

Additionally, because the expected date of the 2011 Annual Meeting is more than 30 days after the anniversary of the 2010 Annual Meeting, in accordance with the advanced notice provisions set forth in the Company's Amended and Restated Bylaws (the “Bylaws”), the Company has set new deadlines for a stockholder to properly bring nominations of directors or any other business before the 2011 Annual Meeting.  Notice of such nominations or business, in order to be timely, must be received by the Corporate Secretary of the Company at 3326 160th Avenue SE, Suite 100, Bellevue, WA 98008 no later than the close of business on March 15, 2012.  If a stockholder’s nomination or proposal for business to be brought before the meeting is not in compliance with the requirements set forth in the Bylaws, the Company may disregard such nomination or business.

Item 9.01	Financial Statements and Exhibits

(d)                Exhibits.

Exhibit Number	Description

10.1	Amendment to Revolving Credit Agreement and Note, dated November 21, 2011
99.1	Press release and letter from Chairman dated December 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEX Corporation (Registrant)
Date: December 1, 2011
	By:	/s/ Steven White
Steven White
Chief Executive Officer